COMPLIANCE CERTIFICATE

Bluegreen Vacations Unlimited, Inc.

Bluegreen Nevada, LLC

To:  Resort Finance America, LLC

        Attn: [Portfolio Manager]

Re: Compliance Certificate dated March 30, 2012

Ladies and Gentlemen:

Reference is made to the following:

(a) that certain Loan Agreement (including any and all amendments thereto, the “Loan Agreement”) dated as of February 10, 2003, by and between Residential Funding Company, LLC, as the original lender, and Bluegreen Vacations Unlimited, Inc., a Florida corporation (the “Borrower”); and

(b) the Fifth Modification Agreement (AD&C Loan Agreement) (the “Fifth Modification”), dated as of March 30, 2012, entered into by and among (i) Bluegreen Vacations Unlimited, Inc., a Florida corporation (“Bluegreen Vacations”), (ii) Bluegreen Nevada, LLC, a Delaware limited liability company (“Bluegreen Nevada”) (collectively, “Borrower”), (iii) Bluegreen Corporation, a Massachusetts corporation (“Bluegreen”, and collectively with Borrower, the “Borrower Parties”), and (iv) Resort Finance America, LLC, a Delaware limited liability company (“Lender”), successor-by-assignment to GMAC Commercial Finance, LLC, a Delaware limited liability company (“GMACCF”).

Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 5.2 of the Loan Agreement, as amended by the Fifth Modification, the undersigned officer of each Borrower hereby certifies that:

1.             The financial information furnished to Lender pursuant to Section 5.2 of the Loan Agreement has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of each Borrower and its Subsidiaries.

2.             Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 6.1 of the Loan Agreement.

3.             Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default.

4.             The representations and warranties of each Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).

5.             Each Borrower is in compliance with the applicable covenants contained in Section 8 of the Loan Agreement.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this 30th day of March, 2012.

Bluegreen Vacations Unlimited, Inc.,

By:	/s/
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer

Bluegreen Nevada, LLC,

By:	/s/
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer